EXHIBIT 10.30
CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

SUPPLY AGREEMENT
    THIS SUPPLY AGREEMENT (this “Agreement”) dated January 1, 2025 (the “Effective Date”), is between West Pharmaceutical Services, Inc., a Pennsylvania corporation with an address at 530 Herman O. West Drive, Exton, Pennsylvania 19341 on behalf of itself and its Affiliates ("West"), and Dynavax Technologies Corporation, a Delaware corporation with an address at 2100 Powell Street, Suite 720, Emeryville, CA 94608 on behalf of itself and its Affiliates ("Customer”).
    Customer desires to purchase from West, and West desires to sell to Customer, certain pharmaceutical packaging, containment and/or delivery products on the terms and subject to the conditions set forth below. Accordingly, the parties hereto, intending to be legally bound, agree as follows:

1.Agreement to Sell and Purchase Products.
a.Product Scope. The products that are the subject of this Agreement are described in Exhibit A (the “Products”). Additional Products may be added to this Agreement from time-to-time by mutual agreement of the parties and documented by West’s issuance of a revised product schedule, without the need to formally amend this Agreement. For the avoidance of doubt, supply of West self-injection devices, contract manufactured products, and services are excluded from the scope of this Agreement.
b.Purchase Commitment. Customer shall purchase from West, at least [***] of Customer’s requirements for the Products (and goods manufactured by third parties that perform the same function as and could be substituted for, and are substantially similar to the Products) in accordance with the terms and conditions of this Agreement (including if West provides a proposed delivery date in an order acknowledgment that is more than [***] months beyond the delivery date proposed by Customer in the applicable purchase order, as described in Section 3(c)). In the event that West is unable to supply Product to Customer in accordance with the terms of this Agreement, Customer’s purchase obligation in this section shall be waived until such time as West can recommence the supply of such Product; provided, that Customer will permit West to manufacture any such Products at non-affected West manufacturing plants, subject to such alternate plants’ satisfying the quality and regulatory obligations imposed herein on the affected West manufacturing plants.
c.Affiliates Participation. Customer’s Affiliates as of the Effective Date may participate in this Agreement as though they were a party hereto, and the term “Customer” shall be deemed to include such Customer Affiliates. West may perform its obligations hereunder through its Affiliates, and the term “West” shall be deemed to include such West Affiliates. Each party shall be jointly and severally liable for its Affiliates hereunder, and for the avoidance of doubt, failure by a party’s Affiliate to comply with any provision of this Agreement shall constitute a breach of this Agreement by such party. The term “Affiliate”, with respect to the parties hereto, means
Supply Agreement Ver. 11 (March 2024)
2/14/2025

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any corporation or business entity fifty percent (50%) or more of the voting stock or voting equity interests of which are owned directly or indirectly by such party, or any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock or voting equity interests of such party. Customer Affiliates added through acquisition after the Effective Date may participate in this Agreement with West’s prior written consent; provided, however, that this participation provision shall not restrict Customer’s right to assign the Agreement to an Affiliate pursuant to Section 16(c) below.
d.Audit. Upon reasonable advance written notice (but in no event less than fifteen (15) business days) and during Customer’s normal working hours, West may at its sole cost and expense audit Customer’s applicable, agreed-upon purchasing records solely to the extent required to verify Customer’s compliance with its obligations in Section 1(b) above (the “Audit”). The Audit shall be conducted by a Big 4 accounting firm designated by West and acceptable to Customer, which shall not be unreasonably withheld. The Audit may be conducted once per [***] month period during the Term.
2.Term. This Agreement will commence on the Effective Date and, unless terminated earlier as provided herein, will continue in effect until the [***] anniversary thereof (the “Term”); the Term shall automatically extend by successive [***] year periods thereafter unless either party provides notice to the contrary to the other party not less than [***] months prior to the end of the then-current Term.
3.Purchase Orders and Forecasts.
a.Orders. Firm orders for Product shall be placed by Customer in writing. All orders shall specify the Product and quantities ordered (which shall be in whole batch size quantities), delivery and shipping instructions, requested delivery dates (consistent with then-current lead times), and such other information as West may reasonably request in order to allow West to fill the order. Minimum lead time on orders will be established by West in writing, but are subject to adjustment by West based on demand for the Products, demand at the facilities at which the Product is manufactured and assembled, and other relevant factors. West shall use commercially reasonable efforts to maintain consistent lead times and agrees to deliver to Customer a written update on the then-current lead time for Products once per year during the Term and upon Customer’s written request. Unless otherwise agreed by West in writing, the scheduled delivery date shall be not less than West’s then-current lead time for the Product.
b.Forecasts. Customer shall deliver to West a Master Production Plan prior to the end of each calendar quarter during the Term that covers Customer’s estimated requirements for Products during the following [***] month period, including a binding blanket purchase order for the initial [***] months (subject to lead time) and [***] months’ non-binding forecast (the “MPP”).
c.Acceptance. West will endeavor to acknowledge receipt of each purchase order within five (5) business days; provided, however, that all purchase orders are subject to West’s subsequent confirmation and acceptance within ten (10) business days of receipt of such purchase order, which confirmation shall contain the (i) quantity of Products that West will provide to Customer, and (ii) date of delivery by West of such ordered Products to Customer. If West does not provide such confirmation within such period, then the Parties shall use best efforts to schedule a meeting within a further five (5) business days to discuss the status of the pending purchase order, and confirm the timing for the confirmation as described above. The MPP shall be updated to reflect the West-confirmed estimated delivery dates. Orders accepted by West during the Term shall be fulfilled by West notwithstanding a delivery date that falls outside of the Term.

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d.Cancellation. Customer may not cancel or modify any order that has been accepted by West except with West's prior written consent, not to be unreasonably withheld, conditioned or delayed; permitted order cancellations or modifications may be conditioned on Customer’s payment of West’s change/cancellation fees.
e.Cooperation. The parties agree to meet (in person or by telephone) on a reasonable ad hoc basis upon the request of either party to review and discuss the forecasting, ordering and shipping procedures implemented pursuant to this Agreement.
4.Payment and Delivery Terms.
a.Payment Terms. Payment terms are net [***] days from the date of invoice unless otherwise stated or agreed in writing by West. West may charge Customer a late payment fee up to the maximum amount permitted by applicable law on any unpaid and undisputed amounts each month (or part thereof) such payment is late, not to exceed [***] per annum on any unpaid amounts. If Customer in good faith disputes one or more items in an invoice, Customer shall notify West in writing, noting the specifics of its good faith dispute, within ten (10) business days of receipt of an invoice; provided that Customer shall pay the undisputed portion of an invoice as set forth in this Section 4(a). Customer and West may agree to allow West to make delivery in installments, which shall be separately invoiced by West and paid for by Customer. The currency for invoices and payments under this Agreement shall be the U.S. dollar.
b.Delivery; Risk of Loss. Unless otherwise agreed in writing by the parties, all sales are made according to the Delivered in Place (DAP) INCOTERMS 2020 (“DAP INCOTERMS”) which shall be stated on the face of the West order confirmation. Delivery dates are estimates only; West will use commercially reasonable efforts to meet all confirmed delivery dates and will promptly notify Customer if it expects a shipment or delivery will be delayed. Delivery variance of [***] more or less than the confirmed quantity shall constitute fulfillment of the order; provided, however that Customer will only be invoiced for the delivered quantity.
c.Storage. If Products are not shipped within [***] after notification has been made to Customer that they are ready for shipping for any reason within Customer's control, including Customer's failure to give shipping instructions, or if Customer otherwise refuses to accept delivery, then regardless of the otherwise applicable DAP INCOTERMS or other INCOTERMS agreed by the parties pursuant to Section 4(b), West may elect to: (i) store the Product either on or off-site at Customer's risk and expense, and Customer will promptly pay all handling, transportation and storage expenses at the prevailing commercial rates following West's submission of invoices for such amounts; and/or (ii) exercise any of the rights and remedies described in Section 15(a), including those related to Customer’s failure to make payments as required by this Agreement.
5.Inspection.
a.Incoming Visual Examination. Customer or its third-party recipient of product delivery in the case of a drop-ship will verify that the shipment is intact and that there is no shortage, loss, or damage or other error in delivery apparent under reasonable visual examination of the incoming shipping cartons or pallets (“Shipping Damage”). Customer will notify West within [***] of delivery if the shipment is of any Shipping Damage. Failure by Customer to notify West within [***] of delivery will constitute a waiver of all claims for Shipping Damage; provided, the foregoing waiver shall not affect Customer’s rights regarding any other failure of the Products to conform to the requirements of this Agreement, including but not limited to latent defects. For orders for which risk of loss transfers at West’s facility based on the applicable INCOTERMS agreed to by the parties pursuant to Section 4(b), claims for Shipping Damage by common carrier must be made to the carrier and not to West.

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b.Product Testing. Customer or its designated third-party recipient of product delivery in the case of a drop-ship shall perform a thorough incoming inspection of the Products within [***] of their arrival at the specified destination and shall promptly notify West of any claims that any shipment of Products did not, at the time of delivery, meet one or more of the warranties in this Agreement. Failure by Customer to conduct such incoming inspection and/or to notify West of any nonconformity of the Products to the warranties in this Agreement within [***] of their arrival at the specified destination will constitute a waiver of Customer’s rights under such warranties; provided, the foregoing waiver shall not affect Customer’s rights with respect to latent defects that were not reasonably discoverable through the performance of a thorough incoming inspection. Customer shall report latent defects within [***] of discovery, but in any event within the shelf-life of the Product.
c.Quality Disputes. If Customer and West are unable to agree as to whether any Products meet the warranties in this Agreement, the parties shall cooperate to have the Products in dispute analyzed by an independent testing laboratory of recognized repute selected by Customer and approved by West, which approval shall not be unreasonably withheld, conditioned or delayed. The results of such laboratory testing shall be final and binding on the parties on the issue of compliance of the Products with such warranties. If the Products are determined to meet such warranties, then Customer shall bear the cost of the independent laboratory testing and pay for the Products in accordance with this Agreement. If the Products are determined not to have met such warranties, then West shall bear the cost of laboratory testing and Customer shall be entitled to avail itself of the remedies provided in Section 9(d).
6.Price and Price Adjustments.
a.Annual Price Adjustment. Product prices for shipments through [***], are set forth in Exhibit A hereto. The prices set forth in this Agreement will be increased annually by the percentage increase in the United States Producer Price Index for the Pharmaceutical Preparation Manufacturing Industry (the “PPI Index”) issued by the U.S. Bureau of Labor Statistics, which such increase being effective each January 1 during the Term for Products delivered on or after January 1 in the relevant calendar year. Such adjustments shall be made annually on each subsequent anniversary of this Agreement during the Term by comparing the average change in the PPI Index each month over the [***] period ending the preceding September 30 against the average change in the PPI Index each month over the immediately preceding [***] period. For the avoidance of doubt, such price increases will occur automatically, documented by West’s issuance of a revised product schedule, without the need to formally amend this Agreement.
b.Surcharge. With [***] written notice to Customer, West may apply a surcharge based upon sudden or significant increases in the price of raw materials, utilities and other expenses associated with the manufacture or supply of the Products, including without limitation as a result of Force Majeure. The surcharge shall be decreased or eliminated to the extent that underlying raw material, utility or other expenses materially decline. West will periodically provide further written details to Customer regarding the amount of and any adjustments to the surcharge prior to the end of each calendar quarter during the Term.
7.Force Majeure. Neither party hereto assumes any responsibility for any loss or damage occurring by reason of any delay or inability to perform its obligations hereunder or deliver caused by fire, strike, accident, pandemic (including material new developments relating to COVID-19 following the Effective Date), government act, insufficient or failure of regular sources of supply, delay of common carriers or from any other cause which is unavoidable or beyond such party's reasonable control (“Force Majeure”). Should any Force Majeure events occur, the affected party shall give prompt

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notice to the other party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. If a Force Majeure event persists for more than [***], the parties shall confer and jointly determine a course of action intended to ameliorate the adverse effects of the event; such course of action may include but is not limited to the partial or complete termination of this Agreement. In the event a Force Majeure that prevents West from delivering at least [***] of the confirmed orders for more than [***], Customer shall have the right to terminate any such orders without breaching Section 1(b) of this Agreement.
8.Allocation of Raw Materials and Production Capacity.
a.Without limiting Customer’s remedies under Section 7, in the event that West’s supply of raw materials or other components supplied by third parties or production capacity necessary for the manufacture of any Product is disrupted or adversely affected during the Term of this Agreement, such that any such raw materials or components or production capacity are in short supply for a period of at least [***] [***], then West shall allocate that portion of the available quantity of such raw materials or components or production capacity to Customer as Customer’s consumption of such raw materials or components or production capacity proportionate to West’s aggregate use of such raw material or components or production capacity during the [***] [***] immediately preceding the occurrence of the event giving rise to the short supply or limited production capacity, except to the extent in West’s reasonable judgment a different allocation of raw materials or components or production capacity is required to avoid serious harm or injury to third parties.
b.In the event the disruption in the supply of raw materials or components or production capacity is reasonably expected to continue for an indefinite period, the parties shall jointly consider their available options including the selection of an alternate supplier of the raw material or component, the identification of suitable alternate raw material or component or production capacity and the acquisition of sufficient quantities of the raw material or component or production capacity to enable the continued manufacture of the Product for a reasonable period.
9.Representations, Warranties, Remedies and Limitations of Liability.
a.Mutual Representations and Warranties. Each party hereto represents that as of the Effective Date: (i) it has the authority to enter into this Agreement; (ii) the individual executing this Agreement on behalf of such party is authorized to do so; and, (iii) there is no action, suit or proceeding, at law or in equity, pending which would materially adversely affect its performance of its obligations hereunder or the other transactions contemplated hereby, or the enforceability of this Agreement. West represents and warrants that during the Term it shall comply with all applicable laws, regulations, and standards concerning its manufacturing and supply obligations arising under this Agreement, including but not limited the United States (“U.S.”) Food, Drug and Cosmetic Act and comparable laws or regulations in other countries and all current good manufacturing practices (the “West Compliance Representations”). Customer warrants that during the Term it shall comply with all applicable laws and regulations concerning its purchase and use of the Products, including but not limited the U.S. Food, Drug and Cosmetic Act and comparable laws or regulations in other countries (the “Customer Compliance Representations”).
b.Product Warranty. West warrants only that as of the date of delivery in accordance of the DAP INCOTERMS the Products shall conform to any specifications specifically agreed to in writing by West and Customer or, in the absence of such mutually agreed-to specifications for any Product, the applicable West global master specification (collectively, the “Product Specifications”).

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Customer acknowledges and agrees that all Products are sold only on the basis that it is the sole responsibility and duty of Customer to evaluate and test the Products, assure that the Products are fit for the uses and purposes for which Customer intends to use them, and are compatible with Customer's particular product and its processing (including sterilization) and packaging methods. Except to the extent of any obligations expressly imposed on West pursuant to this Agreement, Customer assumes all risks whatsoever as to the result of the use of the Products, whether used singly or in combination with other goods or substances.
c.Warranty Disclaimer. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAWS, THE UNDERTAKINGS, REPRESENTATIONS, WARRANTIES AND CONDITIONS SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, UNDERTAKINGS, REPRESENTATIONS, GUARANTEES, AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF RIGHTS, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. THE UNDERTAKINGS, REPRESENTATIONS, WARRANTIES AND CONDITIONS IN THIS AGREEMENT ARE GIVEN ONLY TO THE PARTIES HERETO.
d.Remedies. West will replace any of the Products shown to be nonconforming to the limited Product warranty set forth in this section or, at Customer's option, provide Customer with a credit for the amount paid for the nonconforming Products (the “Warranty Remedy”), provided a claim is made within the timeframes specified in Section 5. Purportedly nonconforming Products shall not be returned without West's prior written approval. West may request that Customer destroy nonconforming Products at West’s expense, such destruction to be certified in writing by an appropriate officer of Customer. WHETHER IN TORT (INCLUDING NEGLIGENCE), CONTRACT, WARRANTY OR ANY OTHER LEGAL THEORY OF LIABILITY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW: (I) THE PROVISIONS OF THIS SECTION SET FORTH CUSTOMER'S EXCLUSIVE REMEDY AND WEST'S AND ITS AFFILIATES’ AND RELATED PARTIES’ SOLE LIABILITY FOR ANY CLAIM RELATING TO PRODUCT OR SUPPLY DEFECT, DELAY OR NONCONFORMITY OR OTHERWISE ARISING OUT OF OR IN CONNECTION TO THIS AGREEMENT; AND (II) IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES OR RELATED PARTIES BE LIABLE FOR: (A) INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL, EXEMPLARY AND/OR CONSEQUENTIAL LOSS OR DAMAGES; OR, (B) EXCEPT AS OTHERWISE EXPRESSLY AGREED HEREIN AND WITHOUT LIMITING ANY PURCHASE OR PAYMENT OBLIGATIONS HEREIN, FOR LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF SALES OR BUSINESS OPPORTUNITY, LOSS OF AGREEMENTS OR CONTRACTS, LOSS OF ANTICIPATED SAVINGS, WASTED EXPENDITURE, COST OF RECALL, COST OF COVER, LOSS OF USE OR CORRUPTION OF SOFTWARE, DATA OR INFORMATION, OR LOSS OF OR DAMAGE TO GOODWILL IN EACH CASE ARISING OUT OF OR IN CONNECTION TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.
e.Indemnification.
At West's expense as described herein, West (as the “Indemnitor”) shall indemnify, defend and hold Customer, its Affiliates and its and their respective directors, officers, employees and contractors (each, as the “Indemnitee”) harmless from and against any third-party claim to the extent caused by or attributable to (i) the failure of the Products to comply with the warranty set forth in Section 9 or (ii) West’s breach of the West Compliance Representations by defending against such claim and paying all amounts that a court finally awards or that West agrees to in settlement of such claim; provided, however, that West’s indemnification obligation will not apply to the extent the third-party claim arises out of or results from any Customer Indemnitee’s negligence, recklessness, willful misconduct or breach of this Agreement.

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f.At Customer’s expense as described herein, Customer (as the “Indemnitor”) shall indemnify, defend and hold West, its Affiliates and its and their respective directors, officers and employees (each, as the “Indemnitee”) harmless from and against any third-party claim to the extent caused by or attributable to (i) Customer Components; (ii) the IP Indemnification Exclusions; or (iii) Customer’s breach of this Agreement (including, without limitation, the Customer Compliance Representations), negligence or willful misconduct on the part of Customer or its contractors in connection with its activities under this Agreement; provided, however, that Customer’s indemnification obligation will not apply to the extent the third-party claim arises out of or results from any Indemnitee’s negligence, willful misconduct or breach of this Agreement.
g.The Indemnitee shall promptly notify the Indemnitor of any claim or potential claim covered by the indemnification provisions of this Section, and shall include sufficient information to enable the Indemnitor to assess the facts; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure or delay. The Indemnitor shall have the right to control such defense and all related negotiations. Each party shall cooperate with the other party in the defense of all such claims; provided, however, that the Indemnitor shall reimburse the Indemnitee for all reasonable expenses incurred by the Indemnitee at the Indemnitor’s request. No settlement or compromise that includes any non-monetary provisions shall be binding on a party without such party’s prior written consent, which consent shall not be unreasonably withheld or delayed. For the sake of clarity, a “third party” as referenced in this Section means a party other than Customer or the Customer Indemnitees or West or the West Indemnitees. West’s sole indemnification arising under this Agreement or relating to the Products is as set forth in this Section. Each party shall use commercially reasonable efforts to mitigate the damages incurred by such party in connection with the Agreement, whether or not those damages are subject to indemnification by the other party.
h.Quality Agreement. West and Customer shall comply with the terms and conditions of that certain Quality Agreement effective as of April 15, 2016, between Customer and West, as amended, supplemented or replaced from time to time, applicable to the manufacture of the products (the “Quality Agreement”), or any other quality agreement that is negotiated and executed subsequently between the parties. The parties agree to use commercially reasonable efforts to meet and confer within [***] of the Effective Date to determine whether the Quality Agreement requires amendment, supplement or replacement. The parties further agree that to the extent there is a conflict between the terms and conditions of this Agreement and the Quality Agreement, the Quality Agreement shall control with respect to quality issues.
10.Intentionally Omitted.
11.Compliance.
a.Denied Party Screening.  Each of West and Customer shall verify that their respective third-party business partners related to this Agreement are not on government lists of restricted parties, including the European Union European External Action Service (“EEAS”) Consolidated Financial

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Sanctions List, the U.S. Denied Persons List (“DPL”), the U.S. Entities List (“EL”), the U.S. Specially Designated Nationals (“SDN”) and Blocked Persons List, the OFAC non-SDN Consolidated Sanctions List and the U.S. Unverified List (“UVL”).
b.Certification Regarding Exclusion. Each party certifies that it and its employees, directors and officers are not a person or entity are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order, the USA Patriot Act, Brazil’s International Sanctions Law, EU’s Common Foreign Security Policy, UK Anti-Money Laundering Act 2018, Australia’s Consolidated Sanctions List, or other governmental action or regulations in any of the countries in which West operate. Each party shall provide immediate written notice to the other party if, at any time prior to the execution of or during the term of this Agreement, it becomes aware of an exclusion or sanction, or a threatened exclusion or sanction. The certification in this provision is a material representation of fact upon which reliance was placed when entering into this Agreement. Notwithstanding any provision to the contrary in this Agreement, if it is later determined that either party knowingly rendered an erroneous certification or such certification becomes erroneous by reason of changed circumstances, the other party may terminate this Agreement immediately.
c.Anti-bribery. In all undertakings each party agrees it will make no payments of money, or anything of value, nor will such be offered or promised, directly or indirectly, to any foreign officials, political parties, party officials, candidates for public or political party office, or either party’s personnel, to influence the acts of such persons in their official capacity, or to induce them to use their influence to obtain or retain business or gain an improper advantage in connection with any business venture or contract in which such party is a participant. Each party understands that it is the other party’s policy to comply with the provisions of the Foreign Corrupt Practices Act of 1977 (“FCPA”), the United Kingdom Bribery Act of 2010 (“U.K. Bribery Act”) and any other applicable comparable laws or regulations. Each party agrees to maintain accurate books and records for purposes of complying with the FCPA, the U.K. Bribery Act, China’s Anti-Unfair Competition Law (AUCL) 2017 & 2019, Singapore’s Prevention of Corruption Act (PCA), and any other applicable comparable laws or regulations in the jurisdictions where the parties operate. The parties agree that any violation of the FCPA, the U.K. Bribery Act or any other applicable comparable laws or regulations by a party, is a material breach of this Agreement, which may then result in immediate termination, with no notice or opportunity to cure.
d.Code of Conduct. Each party represents and warrants that they each have a respective Code of Conduct which can be accessed for West via https://www.westpharma.com/investors/corporate-governance?#codeofconduct and for Customer via DVAX - Code of Business Conduct and Ethics 11.April_.2024.pdf (dynavax.com). Each party and its employees, directors and officers will abide by their respective Code of Conduct. The parties agree that any actual or potential violation of a Code of Conduct will be reported promptly via email to the other party’s respective compliance officer (for West via [***], for Customer via [***]).
e.Data Privacy. “Personal Data” means any information from which a natural person (“data subject”) can be identified, directly or indirectly, by reference to an identifier such as a name, an identification number, location data, an online identifier such as an email address or to one or more other factors specific to that natural person. The parties agree that in the performance of this Agreement, Personal Data in the form of business contact information of one or more of the parties’ employees or business partners will be exchanged. The parties agree to use this Personal Data only as necessary to perform under this Agreement and/or as may be required by

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applicable law, and further agree to implement reasonable security measures to protect this Personal Data. The parties agree that no other use will be made of this Personal Data unless all necessary agreements to implement appropriate measures for the international transfers or processing of Personal Data and the protection of the data subjects are executed in accordance with applicable data protection laws.
f.Data Security. Each party shall promptly and without undue delay notify the other party in writing about any actual or reasonably suspected data breach they become aware of that may impact any of the other party’s information and/or data and use best efforts to contain, remediate, and protect against the reoccurrence of such breach. Each party shall further summarize in reasonable detail the impact to the other party related to the breach and corrective actions taken and shall assist the other party in further protecting its data and responding to all inquiries or filings such party is obligated to respond to.
g.Certification Regarding Healthcare Debarment.  Each party certifies, to the best of its knowledge and belief, that it and its employees, directors and officers are not presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any federal agency, including but not limited to 21 U.S.C. § 335a, disqualified under 21 C.F.R. § 312.70 or § 12.119, sanctioned by a Federal Health Care Program (as defined in 42 U.S.C § 1320a-7b(f)), or debarred, suspended, excluded or otherwise declared ineligible from any other similar Federal or state agency or program in the U.S. or pursuant to a comparable law outside the U.S. and will not during the performance of its obligations in connection with the this Agreement, employ or use the services of any person or entity that is debarred. Each party shall provide immediate written notice to the other party if, at any time prior to the execution of or during the term of this Agreement, it becomes aware of debarment or a threatened debarment.  The certification in this provision is a material representation of fact upon which reliance was placed when entering into this Agreement.  Notwithstanding any provision to the contrary in this Agreement, if it is later determined that either party knowingly rendered an erroneous certification or such certification becomes erroneous by reason of changed circumstances, the other party may terminate this Agreement immediately.
h.Export Controls. Notwithstanding any other provision of this Agreement, West will not export, re-export, or transfer any products, goods, technology, or software, or cause the export, re-export, or transfer of any products, goods, technology, or software, with Customer listed as the principal party in interest or exporter, or otherwise in Customer’s name, without the valid, written authorization of Customer’s Export Compliance organization. Likewise, Customer will not export, re-export, or transfer any products, goods, technology, or software, or cause the export, re-export, or transfer of any products, goods, technology, or software, with West listed as the principal party in interest or exporter, or otherwise in West’s name, without the valid, written authorization of West’s Corporate Trade Compliance organization. In no event will either West or Customer export, re-export, or transfer any products, goods, technology, or software if doing so would cause either party or any other person to violate the U.S. Export Administration Regulations (15 C.F.R. Part 730 et seq.), the U.S. Foreign Trade Regulations (15 C.F.R. Part 30), the U.S. Foreign Trade Regulations (15 C.F.R. Part 30), any trade or economic sanctions regulations (including those administered by OFAC (31 C.F.R. Ch.V)) or any other applicable law. Customer and West each reserves the right to revoke any such export authorization at any time and for any reason.
12.Intellectual Property and Tooling.

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a.Intellectual Property Ownership. “Intellectual Property” means any and all intellectual and industrial property of any kind whatsoever including inventions, discoveries, technical improvements, specifications, formulations, compositions, know-how, patent applications, patents, utility models, drawings, chemical structures, designs, samples, prototypes, data, information, ideas, methods, patterns, processes, process parameters, reports of any kind or nature, documentation, trade secrets, trade dress, logos, trademarks, service marks domain names, copyrights, business or technical information, plans, software, databases, and business or technical results. As between West and Customer, all Intellectual Property made, conceived, developed, or acquired by West in connection with procuring and/or executing Customer's order shall be owned solely by West. This Agreement does not grant, expressly or impliedly, a license to or transfer of ownership of any Intellectual Property except as otherwise stated herein.
b.Custom Tooling. West’s manufacture for Customer of any custom tools and the replacement of custom tools, if applicable, shall be the subject matter of separate tooling agreements between the parties. Unless otherwise expressly agreed in writing, Customer shall be liable for the cost of all such new and replacement custom tooling and shall promptly issue a purchase order for such tooling promptly upon West’s reasonable advance written notice, inclusive of details related to the custom tools involved and the cost and time estimates for maintenance, repair or replacement. In the event that Customer fails to promptly authorize the maintenance, repair or replacement of any custom tooling by issuing such purchase order: (i) West may suspend production of and/or increase pricing for the impacted Products, and (ii) Customer shall waive all claims relating, directly or indirectly, to non-conforming Product manufactured using such custom tooling to the extent such non-conformities would have been eliminated, reduced or ameliorated had the custom tooling been properly maintained, repaired or replaced per West’s written notice. Custom tooling for elastomeric and metal Products (including molds and dies) designed or fabricated by West will not be returned to Customer under any circumstances. All tooling held in West's plant [***] after completion of the most recent production order will be considered obsolete and may be disposed of by West as it deems necessary or advisable without notice to Customer. The parties agree that to the extent there is a conflict between the terms and conditions of this Agreement and a tooling agreement, the tooling agreement shall control with respect to tooling issues.
13.Confidentiality.
a.Definition. “Confidential Information” means all confidential or proprietary information of a Disclosing Party (as defined below), documents and materials, whether printed or in machine-readable form or otherwise, including but not limited to, processes, hardware, software, inventions, ideas, designs, research, know-how, business methods, production plans, marketing plans, quantitative and qualitative formula information, and scientific, clinical, regulatory, financial and commercial information, data or results and all other proprietary and intangible rights, property and assets. Confidential Information also includes confidential or proprietary information obtained or acquired by visual observation of the Disclosing Party’s (defined below) information, facilities or processes. The terms and conditions of this Agreement are the Confidential Information of each party.
b.West Highly Confidential Information. From time to time in response to specific Customer requests and subject to applicable fees and terms, West may disclose, make available, or provide access to Customer via West’s internet portal, certain West Highly Confidential Information, which is subject to the additional confidentiality provisions set forth in Exhibit B.

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c.Limitations on Use and Disclosure. Each party (the “Receiving Party”) agrees not to disclose to others or use for its own benefit except in connection with the performance of this Agreement or evaluation of a potential mutual business engagement between the parties or the benefit of others, any Confidential Information (including Intellectual Property) of the other party (the “Disclosing Party”) disclosed or provided during the term of this Agreement. The Receiving Party may disclose Confidential Information to its Affiliates and to its and their directors, officers, employees, and permitted subcontractors (“Representatives”) on a need-to-know basis in order to carry out their duties in connection with this Agreement; provided that such Representatives are subject to written obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use in this Section 13 (with a duration of confidentiality and non-use that is commercially reasonable under the circumstances); and provided further that the Receiving Party will be responsible for any breach of confidentiality by its Representatives. The Receiving Party shall use the same degree of care in protecting and using the Confidential Information received under this Agreement as it would use in protecting its own Confidential Information, but in in no case less than a reasonable degree of care.
d.Exclusions. The term Confidential Information shall not include information that: (i) is obtained by Receiving Party from a third party who (A) is rightfully in possession of the Confidential Information and (B) does not violate any obligation of confidentiality or non-use by disclosing such Confidential Information; (ii) is or becomes part of the public domain through no fault of the Receiving Party or its Representatives; (iii) was or is independently ascertained or developed by the Receiving Party or its Representatives without use of or access to Confidential Information; or (iv) is approved for disclosure and release by written authorization of the Disclosing Party. Confidential Information may be disclosed without breaching this Agreement if such Confidential Information is required to be disclosed by a court or judicial or governmental or regulatory authority of competent jurisdiction or by any applicable law, rule or regulation and, in such event, only after the Receiving Party (if not legally prohibited) provides prompt written notice to the Disclosing Party so as to enable the Disclosing Party to resist any such required disclosure and/or to obtain suitable protection regarding such required disclosure; provided that if a protective order is not obtained and the Confidential Information must be disclosed, the Receiving Party shall furnish only that portion of the Confidential Information that is required or requested and use commercially reasonable efforts to have such disclosed Confidential Information treated as confidential, including without limitation by marking the disclosed Confidential Information as “Confidential.” Specific information disclosed as part of Confidential Information shall not be considered available to the general public, in the public domain, or in the prior possession of the recipient merely because it is embraced by more general information available to the general public or in the prior possession of the recipient.
e.Disposition; Ownership. At the Disclosing Party’s written request, the Receiving Party shall promptly return or certify the destruction of all the Disclosing Party’s Confidential Information; provided, however, that the Receiving Party may retain one copy of any Confidential Information in its confidential files for archival purposes and any computer records or files containing such Confidential Information that have been created solely by the Receiving Party’s automatic archiving and back-up procedures (to the extent created and retained in a manner consistent with its standard archiving and back-up procedures), which will be maintained in accordance with the confidentiality obligations of this Agreement and not used for any other purpose. All Confidential Information disclosed to, delivered to, or acquired by the Receiving Party from the Disclosing Party under this Agreement will be and remain the sole property of the Disclosing Party.

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f.Publicity. Neither party shall mention or otherwise use the name, trademarks, trade names or logos of the other party (or any abbreviation or adaptation thereof) or disclose information related to the existence or terms and conditions of this Agreement in any publication, announcement, press release, promotional material or other public communication without the prior written approval of such other party (“Publication”). Each party will provide to the other party for prior review and comment any proposed Publication concerning this Agreement. The parties agree that Publications shall not contain Confidential Information of the other party and, if disclosure of Confidential Information is required by law or regulation, shall make reasonable efforts to minimize such disclosure. Each party shall have the right to review and require changes to any Publication regarding this Agreement or the subject matter of this Agreement. Except as otherwise required by law, the party whose Publication has been reviewed shall remove or revise any information the reviewing party reasonably deems to be inappropriate for disclosure.
g.Equitable Remedies. Each party acknowledges that remedies at law may be inadequate to protect the Disclosing Party against breach of the confidentiality obligations of this Section 13, and the parties agree in advance either party will be entitled, in addition to any monetary damages and other remedies available at law or in equity, to specific performance and injunctive relief in the event of such breach. NOTHING HEREIN SHALL LIMIT EITHER PARTY'S LIABILITY FOR BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN THIS SECTION.
h.Duration of Obligations. The obligations of this Section 13 will survive for a period of five (5) years from the expiration or termination of this Agreement.
14.Business Review Meetings. Customer and West shall participate in business review meetings during the Term on a periodic (but no less than annual) basis at a mutually agreed time and location, including virtually. The agenda for these meetings shall be jointly determined, but are expected to address the current and anticipated business drivers affecting each party including, without limitation, new products and new business opportunities, including without limitation Customer’s current injectable pipeline molecules with associated elastomer and seal key features that have been selected, the Products that are being used on the molecule and the volume estimate of the Products to be used in the upcoming calendar year.
15.Default and Termination.
a.Termination for Breach. Either party has the right to terminate this Agreement upon material breach by the other party upon [***] notice if such breach is not cured within such [***] period. Such notice will specify in reasonable detail the material breach and the basis upon which this Agreement is to be terminated. If by its nature such breach cannot be cured within such [***] period and the breaching party is proceeding diligently to effect a cure of such breach, then this Agreement may not be terminated for an additional [***] or until such time as the breaching party ceases to effect a cure, whichever is shorter. Notwithstanding the foregoing, Customer’s failure to make payments as required by this Agreement shall not be subject to the additional cure period referred to above, and without prejudice to its other available remedies, West shall have the right to defer delivery of Product until delinquent amounts have been paid in full, revise Customer’s payment terms to require payment in advance and/or terminate this Agreement immediately upon such failure to pay.
b.Termination for Insolvency. This Agreement may be terminated by either party on immediate written notice in the event that the other party becomes insolvent, bankrupt, makes an assignment for the benefit of creditors, or otherwise becomes subject to a plan of reorganization.

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c.Survival. Termination or expiration of this Agreement shall not affect the rights and obligations of the parties that accrued prior to the effective date of such termination or expiration, including without limitation under any orders accepted by West prior to the effective date of such termination or expiration. Any provision of this Agreement which, by its nature or express terms, should survive termination or expiration, shall survive termination or expiration of this Agreement for any reason, including without limitation: Sections 3(d) (Cancellation), 4(a) (Payment Terms), 4(c) (Storage), 5 (Inspection), 7 (Force Majeure), 9 (Representations, Warranties, Remedies, Indemnification, and Limitations of Liability), 12 (Intellectual Property and Tooling), 13 (Confidentiality), this Section 15(c) (Survival) and Section 16 (Miscellaneous).
16.Miscellaneous.
a.Limitation of End Usage. Customer acknowledges and agrees that Products shall be used for packaging (or administering, if applicable) medical and pharmaceutical products and not any other use without the prior written consent of West, which West may withhold in its sole and absolute discretion. Customer shall not re-sell or further distribute Products except as they are incorporated into pharmaceutical products as contemplated herein. Without prior written consent, Customer will not reverse engineer, reproduce, analyze, have analyzed, disassemble, repair or have repaired, or otherwise attempt to determine the composition, structure or manufacturing process of the Products.
b.Entire Agreement; Conflicting Documents. This Agreement, including the Exhibits attached hereto, which are incorporated herein by reference, constitutes the entire agreement between the parties concerning the subject matter contained in this Agreement and supersedes all written or oral prior agreements or understandings with respect thereto. This Agreement shall be deemed to be jointly prepared by the parties and neither party shall claim the benefit of any rule of interpretation, which would cause ambiguities in this Agreement to be interpreted against the party who drafted it. No course of dealing, usage of trade or course of performance will be relevant to explain or supplement any of these terms and conditions. The paragraph headings herein are for convenience only and shall not affect the meaning or interpretation of this Agreement. Customer’s purchase orders with respect to Products to be purchased hereunder shall be governed solely by the terms and conditions of this Agreement, and terms or conditions contained in any purchase orders, invoices, sales receipts, shipping documents, forms, billing documents or other similar documents issued by either party hereto to the other shall be without force or effect.
c.Assignment. Neither this Agreement nor any of the rights hereunder may be assigned by either party hereto except with the prior written consent of the other party; provided, however, that either party may assign this Agreement to any of its Affiliates or to a successor in the event of a purchase, merger, or consolidation of all or substantially all of such party’s assets (except if such merger, consolidation or sale is with a direct competitor of the other party) by providing written notice to the other party. Any purported assignment to the contrary shall be void.
d.Notices. All notices, requests, consents, and other communications required or permitted under this Agreement shall be in writing and shall be hand-delivered, mailed by postage prepaid registered or certified mail, return receipt requested, or sent by a guaranteed overnight delivery service, and addressed to:
If to Customer:
Dynavax Technologies Corporation
2100 Powell Street, Suite 720
Emeryville, CA 94608

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Attn: John Slebir; George Clothier

If to West:
West Pharmaceutical Services, Inc.
530 Herman O. West Drive
Exton, Pennsylvania 19341
Attention: VP, Commercial Development

with a copy to:
West Pharmaceutical Services, Inc.
530 Herman O. West Drive
Exton, Pennsylvania 19341
Attention: General Counsel

or to such other place and with such copies as either party may designate by notice to the other party in the manner prescribed above. All notices shall be deemed delivered upon receipt.
e.Taxes. Each party shall be responsible for all taxes imposed on it by any applicable law, and unless otherwise, stated, all prices quoted by West are net, exclusive of taxes. For the sake of clarity and without limiting the generality of the foregoing, all value added, goods and services, occupational, sales, excise, use, business, stamp, withholding, service, gross income or other taxes or surcharges associated with the sale of the Products shall be paid by Customer, and all federal and state income taxes and unemployment and other employee-related taxes imposed upon West shall be paid by West. In some instances, pallet fees will be separately charged and paid by Customer. Responsibility for import and export duties shall be borne by West or Customer based upon the DAP INCOTERM applicable to the associated shipment.
f.Governing Law. This Agreement and performance hereunder shall be controlled and governed exclusively in accordance with the laws of the State of Delaware (and U.S. federal law to the extent applicable), regardless of the laws governing the principles of conflicts of laws applicable thereto. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
g.Jurisdiction. The parties hereby unconditionally and irrevocably submit to (and waive any objection on the grounds of inconvenient forum or otherwise) the jurisdiction of the courts of the State of Delaware or the U.S. District Court for the located in Wilmington, Delaware, which courts shall have sole and exclusive jurisdiction to adjudicate and determine any suit, action or proceeding regarding or relating to this Agreement. A judgment, order or decision of those courts in respect of any such claim or dispute shall be conclusive and may be recognized and enforced by any courts of any state, country or other jurisdiction.
h.Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.
i.Amendment; Waiver. Except as otherwise expressly set forth herein, no amendment or modification to or waiver of the terms to this Agreement shall be effective unless it is in writing and executed by the parties’ respective authorized representatives. Failure by either party to

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enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by a party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.
j.Independent Contractor Status. The relationship of West and Customer established by this Agreement is that of independent contractors, and neither party has the authority to bind the other or otherwise act in any way as the representative as the other unless otherwise expressly agreed to in a writing executed by the parties’ respective authorized representatives. Nothing contained in this Agreement shall be construed to constitute West or Customer as a partner, agent, or joint venturer with the other party or as a participant in a joint or common undertaking with the other party.
k.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but together shall constitute a single Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement.

DYNAVAX TECHNOLOGIES CORPORATION	WEST PHARMACEUTICAL SERVICES, INC.

By: /s/ David Novack	By: /s/ Brett Unruh
Name: David Novack Title: President and COO Date: February 10, 2025	Name: Brett Unruh Title: Senior Director, Sales Date: February 7, 2025

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EXHIBIT A
PRICING EXHIBIT

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EXHIBIT B
WEST HIGHLY CONFIDENTIAL INFORMATION

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